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EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration
Statements on Form S-8 (Nos. 333-94937, 333-42832, 333-94933, 333-64609,
333-76431 and 333-86818) and Form S-3 (No. 333-101404) of Meade Instruments
Corp. of our report dated November 25, 2002 relating to the audited financial statements of Simmons Outdoor Corporation which appear in the Current Report on Form 8-K/A of Meade Instruments Corp. filed with the Securities and Exchange Commission on November 27, 2002

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Minneapolis, Minnesota

November 25, 2002